Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589
NBT BANCORP INC. ANNOUNCES NET INCOME OF $32.4 MILLION AND DILUTED EARNINGS PER SHARE OF $0.73; ANNOUNCES DIVIDEND INCREASE
NORWICH, NY (October 28, 2019) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for both the three and nine months ended September 30, 2019.
Net income for the three months ended September 30, 2019 was $32.4 million, up 6.0% from $30.6 million for the second quarter of 2019 and up 8.6% from $29.8 million for the third quarter of 2018. Diluted earnings per share for the three months ended September 30, 2019 was $0.73, as compared with $0.69 for the prior quarter, an increase of 5.8%, and $0.68 for the third quarter of 2018, an increase of 7.4%.
Net income for the nine months ended September 30, 2019 was $92.1 million, up 9.7% from $83.9 million for the same period last year. Diluted earnings per share for the nine months ended September 30, 2019 was $2.09, as compared with $1.91 for the same period in 2018, an increase of 9.4%.
The third quarter and year-to-date results include a $4.0 million realized gain on the sale of all of NBT’s Visa Class B shares. The realized gain was substantially offset by targeted branch optimization and employee initiatives that resulted in one-time costs in noninterest expense. These initiatives are expected to create future operating efficiencies that will be redeployed in critical technology investments supporting our digital strategy.
Highlights:
•	Announced a 3.8% increase in the quarterly dividend

•	Quarterly diluted earnings per share up 5.8% from the prior quarter and up 7.4% from prior year

•	Quarter-to-date net income up 6.0% from the prior quarter and up 8.6% from prior year

•	FTE net interest margin of 3.61% for the nine months ended September 30, 2019, up 4 bps from 2018

•	Tangible equity ratio of 8.65%, up 106 bps from the third quarter of 2018

•	Board reauthorized a stock repurchase program

“The team at NBT continued to drive earnings growth with year-over-year earnings per share and net income up over 9% despite a challenging interest rate environment,” said NBT President and CEO John H. Watt, Jr. “Our disciplined approach to the allocation of capital remains a priority that will drive ongoing implementation of our strategic growth and digital strategies now and in the years to come. In addition, our capital allocation plans include a 3.8% increase to the quarterly dividend to $0.27 per share.”

Net interest income was $78.1 million for the third quarter of 2019, down $0.6 million, or 0.7%, from the previous quarter. The fully taxable equivalent (“FTE”) net interest margin was 3.57% for the three months ended September 30, 2019, down 4 basis points (“bps”) from the previous quarter and interest income decreased $0.9 million, or 0.9%. The yield on average interest-earning assets decreased 6 bps to 4.22%, and average interest-earning assets decreased $58 million from the prior quarter to $8.7 billion. The lower asset yield primarily reflects the impact of lower short-term rates on floating-rate loans, while contraction in average earning assets was driven by a smaller investment portfolio. Interest expense was down $0.3 million, or 1.9%, due to a $168 million decrease in average interest-bearing liabilities from the prior quarter. The cost of interest-bearing liabilities remained comparable at 0.96% for the quarter ended September 30, 2019, driven by the 17 bp decrease in short-term borrowings cost, offset by the 3 bp increase in interest-bearing deposit costs.
Net interest income was $78.1 million for the third quarter of 2019, up $0.5 million, or 0.7%, from the third quarter of 2018. The FTE net interest margin of 3.57% was comparable to the third quarter of 2018. Interest income increased $4.2 million, or 4.7%, as the yield on average interest-earning assets increased 17 bps from the same period in 2018, and average interest-earning assets increased $42.3 million, or 0.5%, primarily due to a $147.9 million increase in average loans. Interest expense increased $3.7 million, as the cost of interest-bearing liabilities increased 25 bps, driven by interest-bearing deposit costs increasing 33 bps.
Net interest income for the first nine months of 2019 was $234.4 million, up $7.6 million, or 3.4%, from the same period in 2018. FTE net interest margin of 3.61% for the nine months ended September 30, 2019, was up from 3.57% for the same period in 2018. Average interest-earning assets were up $187.7 million, or 2.2%, for the nine months ended September 30, 2019, as compared to the same period in 2018, driven by a $216.0 million increase in loans. Interest income increased $23.2 million, or 9.2%, due to the increase in earning assets combined with a 25 bp improvement in loan yields. Interest expense was up $15.6 million, for the nine months ended September 30, 2019 as compared to the same period in 2018 as the cost of interest-bearing liabilities increased 34 bps, driven by interest-bearing deposit costs increasing 36 bps combined with a 40 bp increase in short-term borrowing costs. The Federal Reserve reduced its target fed funds rate twice in the third quarter of 2019 by a total of 50 bps. Prior to the Federal Reserve’s change in policy, the Company’s full-cycle deposit beta during the period of policy tightening from December 2015 through July 2019 was 15.2%. The Company’s average cost of deposits increased by 34 bps versus the 225 bps increase in the fed funds rate.
Noninterest income for the three months ended September 30, 2019 was $39.7 million, up $5.5 million, or 16.0%, from the prior quarter and up $6.3 million, or 19.0%, from the third quarter of 2018. In the third quarter of 2019, the Company sold Visa Class B common stock for a gain of $4.0 million. Excluding net securities gains (losses), noninterest income for the three months ended September 30, 2019 would have been $35.7 million, up $1.4 million, or 4.0%, from the prior quarter and up $2.7 million, or 8.2%, from the third quarter of 2018. The increase from the prior quarter was primarily driven by higher insurance and other finance services revenue along with higher trust income. The increase from the third quarter of 2018 was primarily due to higher other noninterest income due primarily to higher swap fee income.
Noninterest income for the nine months ended September 30, 2019 was $107.8 million, up $9.0 million, or 9.1%, from the same period in 2018. Excluding net securities gains, noninterest income for the nine months ended September 30, 2019 would have been $103.8 million, up $5.5 million, or 5.6%, from the same period in 2018. The increase from the prior year was driven by higher retirement plan administration fees due to the acquisition of Retirement Plan Services, LLC (“RPS”) in the second quarter of 2018 and higher ATM and debit card fees due to an increase in the number of accounts and usage.
Noninterest expense for the three months ended September 30, 2019 was $69.7 million, up $3.5 million, or 5.3%, from the prior quarter and up $3.3 million, or 4.9%, from the third quarter of 2018. The increase from the prior quarter and the third quarter of 2018 was primarily driven by higher other noninterest expense items and increases in salaries and employee benefits, partially offset by lower FDIC insurance expense. Salaries and employee benefits expense increased from the prior quarter and the third quarter of 2018 due to wage increases and $0.7 million in one-time charges related to efficiency initiatives. FDIC insurance expense decreased from the prior quarter and the third quarter of 2018 due to receipt of the Small Bank Assessment Credit in the third quarter of 2019. Other noninterest expense increased from the prior quarter and the third quarter of 2018 due to $3.1 million in reorganization expenses incurred during the third quarter of 2019 primarily related to branch optimization strategies to improve future operating efficiencies.

Noninterest expense for the nine months ended September 30, 2019 was $204.4 million, up $8.8 million, or 4.5%, from the same period in 2018. The increase from the prior year was driven by higher salaries and employee benefits, equipment expense and other noninterest expenses in the first nine months of 2019 as compared to the same period of 2018, partially offset by lower FDIC insurance expense. The increase in salaries and employee benefits was primarily due to the RPS acquisition in the second quarter of 2018, the previously mentioned $0.7 million in one-time charges and general wage and benefit increases. The $4.8 million increase in other noninterest expenses was due to the $3.1 million in reorganization expenses previously mentioned and an increase in the amortization expense for pension plan actuarial costs.
Income tax expense for the three months ended September 30, 2019 was $9.3 million, up $0.5 million from the prior quarter and up $0.7 million from the third quarter of 2018. The effective tax rate of 22.4% for the third quarter of 2019 was comparable to the second quarter of 2019 and to the third quarter of 2018. The increase in income tax expense from the prior quarter and from the third quarter of 2018 was primarily due to a higher level of taxable income.
Income tax expense for the nine months ended September 30, 2019 was $26.2 million, up $2.5 million, or 10.7%, from the same period of 2018. The effective tax rate of 22.2% for the first nine months of 2019 was up from 22.0% for the same period in the prior year. The increase in income tax expense from the prior year was due to a higher level of taxable income.
Asset Quality
Net charge-offs of $6.1 million for the three months ended September 30, 2019 were down as compared to $6.5 million for the prior quarter and up compared to $5.7 million for the third quarter of 2018. Provision expense was lower at $6.3 million for the three months ended September 30, 2019, as compared with $7.3 million for the prior quarter and up from $6.0 million for the third quarter of 2018. Annualized net charge-offs to average loans for the third quarter of 2019 was 0.35%, down from 0.38% for the prior quarter and up from 0.33% for the third quarter of 2018.
Net charge-offs of $19.5 million for the nine months ended September 30, 2019 were up compared to $19.0 million for the same period of 2018. Provision expense was $19.4 million for the nine months ended September 30, 2019, as compared with $22.3 million for the same period of 2018. Annualized net charge-offs to average loans for the first nine months of 2019 was 0.38%, comparable to the first nine months of 2018.
Nonperforming loans to total loans was 0.47% at September 30, 2019, up 8 bps from 0.39% at June 30, 2019 and up 6 bps from 0.41% at September 30, 2018. Past due loans as a percentage of total loans was 0.57% at September 30, 2019, up from 0.52% at June 30, 2019 and up from 0.53% at September 30, 2018. The increase in nonperforming and past due loans to total loans primarily resulted from a commercial real estate relationship migrating to over ninety days past due during the quarter. The loan is still accruing interest and is well secured by underlying collateral.
The allowance for loan losses totaled $72.4 million at September 30, 2019, compared to $72.2 million at June 30, 2019 and $72.8 million at September 30, 2018. The allowance for loan losses as a percentage of loans was 1.03% (1.08% excluding acquired loans) at September 30, 2019, compared to 1.04% (1.08% excluding acquired loans) at June 30, 2019 and 1.06% (1.11% excluding acquired loans) at September 30, 2018.

Balance Sheet
Total assets were $9.7 billion at September 30, 2019, up $105.0 million from December 31, 2018. Loans were $7.0 billion at September 30, 2019, up $126.1 million from December 31, 2018. In the first nine months of 2019, loan growth in commercial real estate and residential real estate was partially offset by run-off in our consumer portfolios. Total deposits were $7.7 billion at September 30, 2019, up $375.0 million, or 5.1%, from December 31, 2018, reflecting growth in money market deposit accounts and non-interest-bearing demand accounts. Stockholders’ equity was $1.1 billion, representing a total equity-to-total assets ratio of 11.37% at September 30, 2019, compared with $1.0 billion or a total equity-to-total assets ratio of 10.65% at December 31, 2018.
Stock Repurchase Program
On October 28, 2019, the Board of Directors authorized a repurchase program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock. This plan expires on December 31, 2021.
Dividend
The Board of Directors approved a fourth-quarter 2019 cash dividend of $0.27 per share at a meeting held today. The dividend, which represents a $0.01, or 3.8%, increase, will be paid on December 13, 2019 to shareholders of record as of November 29, 2019.
Corporate Overview
NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.7 billion at September 30, 2019. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 149 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Retirement Plan Services, based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtinsurance.com.
Forward-Looking Statements
This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are several factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings, equity and assets as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2019			2018
Profitability:	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Diluted earnings per share	$0.73	$0.69	$0.66	$0.65	$0.68
Weighted average diluted common shares outstanding	44,138,495	44,120,377	44,081,086	44,059,796	44,050,557
Return on average assets (1)	1.34%	1.28%	1.24%	1.20%	1.25%
Return on average equity (1)	11.83%	11.63%	11.52%	11.34%	11.96%
Return on average tangible common equity (1)(3)	16.43%	16.38%	16.45%	16.37%	17.42%
Net interest margin (1)(2)	3.57%	3.61%	3.64%	3.61%	3.57%

	9 Months ended September 30,
Profitability:	2019	2018
Diluted earnings per share	$2.09	$1.91
Weighted average diluted common shares outstanding	44,108,467	44,009,385
Return on average assets (1)	1.29%	1.20%
Return on average equity (1)	11.66%	11.54%
Return on average tangible common equity (1)(4)	16.42%	16.83%
Net interest margin (1)(2)	3.61%	3.57%

(1) Annualized.
(2) Calculated on a FTE basis.
(3) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2019			2018
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net income	$32,379	$30,555	$29,127	$28,652	$29,807
Amortization of intangible assets (net of tax)	656	670	726	734	791
Net income, excluding intangibles amortization	$33,035	$31,225	$29,853	$29,386	$30,598

Average stockholders' equity	$1,085,961	$1,053,750	$1,025,753	$1,002,822	$988,551
Less: average goodwill and other intangibles	288,077	288,930	289,913	290,854	291,814
Average tangible common equity	$797,884	$764,820	$735,840	$711,968	$696,737

(4) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	9 Months ended September 30,
	2019	2018
Net income	$92,061	$83,914
Amortization of intangible assets (net of tax)	2,051	2,298
Net income, excluding intangibles amortization	$94,112	$86,212

Average stockholders' equity	$1,055,375	$972,316
Less: average goodwill and other intangibles	288,967	287,403
Average tangible common equity	$766,408	$684,913

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2019			2018
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data:
Securities available for sale	$932,173	$979,696	$951,859	$998,496	$1,101,074
Securities held to maturity	678,435	744,601	780,565	783,599	659,949
Net loans	6,941,444	6,891,108	6,818,907	6,815,204	6,814,457
Total assets	9,661,386	9,635,718	9,533,510	9,556,363	9,547,284
Total deposits	7,743,166	7,593,706	7,617,659	7,368,211	7,441,290
Total borrowings	628,701	794,829	719,775	1,046,616	986,656
Total liabilities	8,562,785	8,560,895	8,499,455	8,538,454	8,553,129
Stockholders' equity	1,098,601	1,074,823	1,034,055	1,017,909	994,155

Asset quality:
Nonaccrual loans	$24,623	$24,669	$25,632	$25,487	$23,301
90 days past due and still accruing	8,342	2,387	3,335	5,085	4,734
Total nonperforming loans	32,965	27,056	28,967	30,572	28,035
Other real estate owned	2,144	2,203	2,222	2,441	3,271
Total nonperforming assets	35,109	29,259	31,189	33,013	31,306
Allowance for loan losses	72,365	72,165	71,405	72,505	72,805

Asset quality ratios (total):
Allowance for loan losses to total loans	1.03%	1.04%	1.04%	1.05%	1.06%
Total nonperforming loans to total loans	0.47%	0.39%	0.42%	0.44%	0.41%
Total nonperforming assets to total assets	0.36%	0.30%	0.33%	0.35%	0.33%
Allowance for loan losses to total nonperforming loans	219.52%	266.72%	246.50%	237.16%	259.69%
Past due loans to total loans	0.57%	0.52%	0.52%	0.55%	0.53%
Net charge-offs to average loans (1)	0.35%	0.38%	0.41%	0.39%	0.33%

Asset quality ratios (originated) (2):
Allowance for loan losses to loans	1.08%	1.08%	1.09%	1.10%	1.11%
Nonperforming loans to loans	0.47%	0.38%	0.41%	0.43%	0.39%
Allowance for loan losses to nonperforming loans	231.21%	287.67%	265.63%	254.92%	285.86%
Past due loans to loans	0.56%	0.52%	0.52%	0.56%	0.53%

Capital:
Equity to assets	11.37%	11.15%	10.85%	10.65%	10.41%
Tangible equity ratio (3)	8.65%	8.41%	8.06%	7.85%	7.59%
Book value per share	$25.09	$24.56	$23.64	$23.31	$22.77
Tangible book value per share (4)	$18.52	$17.97	$17.02	$16.66	$16.10
Tier 1 leverage ratio	10.15%	9.88%	9.62%	9.52%	9.36%
Common equity tier 1 capital ratio	11.14%	10.95%	10.69%	10.49%	10.28%
Tier 1 capital ratio	12.42%	12.24%	11.99%	11.79%	11.58%
Total risk-based capital ratio	13.38%	13.21%	12.98%	12.78%	12.58%
Common stock price (end of period)	$36.59	$37.51	$36.01	$34.59	$38.38

(1) Annualized.
(2) Non-GAAP measure - Excludes acquired loans.
(3) Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets.
(4) Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	September 30,	December 31,
Assets	2019	2018
Cash and due from banks	$217,639	$175,550
Short-term interest bearing accounts	56,457	5,405
Equity securities, at fair value	26,818	23,053
Securities available for sale, at fair value	932,173	998,496
Securities held to maturity (fair value $691,189 and $778,675, respectively)	678,435	783,599
Federal Reserve and Federal Home Loan Bank stock	37,490	53,229
Loans held for sale	17,986	6,943
Loans	7,013,809	6,887,709
Less allowance for loan losses	72,365	72,505
Net loans	$6,941,444	$6,815,204
Premises and equipment, net	75,708	78,970
Goodwill	274,769	274,769
Intangible assets, net	12,864	15,599
Bank owned life insurance	180,513	177,479
Other assets	209,090	148,067
Total assets	$9,661,386	$9,556,363

Liabilities and stockholders' equity
Demand (noninterest bearing)	$2,477,657	$2,361,099
Savings, NOW and money market	4,405,218	4,076,434
Time	860,291	930,678
Total deposits	$7,743,166	$7,368,211
Short-term borrowings	443,266	871,696
Long-term debt	84,239	73,724
Junior subordinated debt	101,196	101,196
Other liabilities	190,918	123,627
Total liabilities	$8,562,785	$8,538,454

Total stockholders' equity	$1,098,601	$1,017,909

Total liabilities and stockholders' equity	$9,661,386	$9,556,363

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Interest, fee and dividend income
Interest and fees on loans	$81,082	$77,249	$241,674	$221,864
Securities available for sale	5,711	6,659	17,664	20,588
Securities held to maturity	4,586	3,462	14,892	8,898
Other	1,002	834	2,728	2,381
Total interest, fee and dividend income	$92,381	$88,204	$276,958	$253,731
Interest expense
Deposits	$10,745	$6,157	$29,805	$15,167
Short-term borrowings	1,989	3,000	7,986	7,421
Long-term debt	498	431	1,391	1,359
Junior subordinated debt	1,095	1,089	3,404	3,030
Total interest expense	$14,327	$10,677	$42,586	$26,977
Net interest income	$78,054	$77,527	$234,372	$226,754
Provision for loan losses	6,324	6,026	19,408	22,300
Net interest income after provision for loan losses	$71,730	$71,501	$214,964	$204,454
Noninterest income
Insurance and other financial services revenue	$6,421	$6,172	$19,115	$18,502
Service charges on deposit accounts	4,330	4,503	12,790	12,721
ATM and debit card fees	6,277	5,906	17,958	16,995
Retirement plan administration fees	7,600	7,244	23,170	19,879
Trust	5,209	4,808	14,491	14,951
Bank owned life insurance income	1,556	1,288	4,119	3,852
Net securities gains	4,036	412	4,024	575
Other	4,291	3,048	12,115	11,341
Total noninterest income	$39,720	$33,381	$107,782	$98,816
Noninterest expense
Salaries and employee benefits	$39,352	$38,394	$117,275	$112,687
Occupancy	5,335	5,380	17,053	17,034
Data processing and communications	4,492	4,434	13,599	13,221
Professional fees and outside services	3,535	3,580	10,562	10,408
Equipment	4,487	4,319	13,762	12,508
Office supplies and postage	1,667	1,563	4,835	4,640
FDIC (credit) expense	(20)	1,223	1,946	3,516
Advertising	677	739	1,821	1,776
Amortization of intangible assets	874	1,054	2,735	3,064
Loan collection and other real estate owned, net	976	1,234	2,722	3,479
Other	8,374	4,577	18,130	13,324
Total noninterest expense	$69,749	$66,497	$204,440	$195,657
Income before income tax expense	$41,701	$38,385	$118,306	$107,613
Income tax expense	9,322	8,578	26,245	23,699
Net income	$32,379	$29,807	$92,061	$83,914
Earnings Per Share
Basic	$0.74	$0.68	$2.10	$1.92
Diluted	$0.73	$0.68	$2.09	$1.91

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2019			2018
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$81,082	$81,271	$79,321	$78,963	$77,249
Securities available for sale	5,711	6,031	5,922	6,332	6,659
Securities held to maturity	4,586	5,089	5,217	4,344	3,462
Other	1,002	842	884	885	834
Total interest, fee and dividend income	$92,381	$93,233	$91,344	$90,524	$88,204
Interest expense
Deposits	$10,745	$10,234	$8,826	$6,977	$6,157
Short-term borrowings	1,989	2,760	3,237	3,131	3,000
Long-term debt	498	471	422	431	431
Junior subordinated debt	1,095	1,141	1,168	1,110	1,089
Total interest expense	$14,327	$14,606	$13,653	$11,649	$10,677
Net interest income	$78,054	$78,627	$77,691	$78,875	$77,527
Provision for loan losses	6,324	7,277	5,807	6,528	6,026
Net interest income after provision for loan losses	$71,730	$71,350	$71,884	$72,347	$71,501
Noninterest income
Insurance and other financial services revenue	$6,421	$5,938	$6,756	$5,843	$6,172
Service charges on deposit accounts	4,330	4,224	4,236	4,503	4,503
ATM and debit card fees	6,277	6,156	5,525	5,704	5,906
Retirement plan administration fees	7,600	7,836	7,734	7,113	7,244
Trust	5,209	4,731	4,551	4,573	4,808
Bank owned life insurance income	1,556	1,186	1,377	1,239	1,288
Net securities gains (losses)	4,036	(69)	57	(6,916)	412
Other	4,291	4,239	3,585	3,887	3,048
Total noninterest income	$39,720	$34,241	$33,821	$25,946	$33,381
Noninterest expense
Salaries and employee benefits	$39,352	$38,567	$39,356	$38,998	$38,394
Occupancy	5,335	5,443	6,275	5,284	5,380
Data processing and communications	4,492	4,693	4,414	4,431	4,434
Professional fees and outside services	3,535	3,359	3,668	3,968	3,580
Equipment	4,487	4,518	4,757	4,529	4,319
Office supplies and postage	1,667	1,577	1,591	1,564	1,563
FDIC (credit) expense	(20)	949	1,017	1,135	1,223
Advertising	677	641	503	1,006	739
Amortization of intangible assets	874	893	968	978	1,054
Loan collection and other real estate owned, net	976	961	785	738	1,234
Other	8,374	4,630	5,126	6,273	4,577
Total noninterest expense	$69,749	$66,231	$68,460	$68,904	$66,497
Income before income tax expense	$41,701	$39,360	$37,245	$29,389	$38,385
Income tax expense	9,322	8,805	8,118	737	8,578
Net income	$32,379	$30,555	$29,127	$28,652	$29,807
Earnings Per Share
Basic	$0.74	$0.70	$0.67	$0.66	$0.68
Diluted	$0.73	$0.69	$0.66	$0.65	$0.68

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2019		Q2 - 2019		Q1 - 2019		Q4 - 2018		Q3 - 2018
Assets
Short-term interest bearing accounts	$57,530	1.95%	$25,783	1.28%	$9,065	4.07%	$3,780	5.25%	$3,328	6.08%
Securities available for sale (1) (3)	940,256	2.41%	981,079	2.47%	984,704	2.45%	1,104,198	2.29%	1,197,910	2.22%
Securities held to maturity (1) (3)	698,617	2.77%	770,651	2.83%	782,570	2.90%	688,840	2.73%	591,220	2.58%
Investment in FRB and FHLB Banks	40,525	7.04%	46,179	6.60%	49,152	6.54%	47,689	6.95%	50,107	6.20%
Loans (2) (3)	6,987,476	4.61%	6,958,299	4.69%	6,886,672	4.68%	6,876,341	4.56%	6,839,565	4.49%
Total interest earning assets	$8,724,404	4.22%	$8,781,991	4.28%	$8,712,163	4.28%	$8,720,848	4.14%	$8,682,130	4.05%
Other assets	852,616		816,748		795,585		769,302		776,219
Total assets	$9,577,020		$9,598,739		$9,507,748		$9,490,150		$9,458,349

Liabilities and stockholders' equity
Money market deposit accounts	$2,015,297	1.24%	$1,916,045	1.16%	$1,804,053	0.99%	$1,745,980	0.65%	$1,724,853	0.58%
NOW deposit accounts	1,056,001	0.13%	1,127,413	0.13%	1,135,213	0.16%	1,166,383	0.18%	1,164,513	0.17%
Savings deposits	1,274,793	0.06%	1,282,084	0.06%	1,252,042	0.06%	1,250,703	0.06%	1,279,520	0.06%
Time deposits	893,837	1.75%	953,698	1.73%	942,457	1.64%	921,252	1.47%	881,792	1.33%
Total interest bearing deposits	$5,239,928	0.81%	$5,279,240	0.78%	$5,133,765	0.70%	$5,084,318	0.54%	$5,050,678	0.48%
Short-term borrowings	490,694	1.61%	620,898	1.78%	712,306	1.84%	724,693	1.71%	766,372	1.55%
Long-term debt	84,250	2.35%	82,414	2.29%	73,707	2.32%	73,735	2.32%	73,762	2.32%
Junior subordinated debt	101,196	4.29%	101,196	4.52%	101,196	4.68%	101,196	4.35%	101,196	4.27%
Total interest bearing liabilities	$5,916,068	0.96%	$6,083,748	0.96%	$6,020,974	0.92%	$5,983,942	0.77%	$5,992,008	0.71%
Demand deposits	2,389,617		2,298,867		2,309,531		2,373,235		2,356,216
Other liabilities	185,374		162,374		151,490		130,151		121,574
Stockholders' equity	1,085,961		1,053,750		1,025,753		1,002,822		988,551
Total liabilities and stockholders' equity	$9,577,020		$9,598,739		$9,507,748		$9,490,150		$9,458,349

Interest rate spread		3.26%		3.32%		3.36%		3.37%		3.34%
Net interest margin (FTE) (3)		3.57%		3.61%		3.64%		3.61%		3.57%

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%. The total amount of adjustment to present yields on a FTE basis is $374, $445, $500, $535 and $529 for the three months ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months ended September 30,	2019			2018
Assets
Short-term interest bearing accounts	$30,970	$457	1.97%	$3,242	$133	5.48%
Securities available for sale (1) (3)	968,517	17,695	2.44%	1,245,672	20,714	2.22%
Securities held to maturity (1) (3)	750,305	15,921	2.84%	526,097	9,924	2.52%
Investment in FRB and FHLB Banks	45,254	2,271	6.71%	48,391	2,248	6.21%
Loans (2) (3)	6,944,518	241,932	4.66%	6,728,479	222,184	4.41%
Total interest earning assets	$8,739,564	$278,276	4.26%	$8,551,881	$255,203	3.99%
Other assets	821,859			763,108
Total assets	$9,561,423			$9,314,989

Liabilities and stockholders' equity
Money market deposit accounts	$1,912,572	$16,255	1.14%	$1,693,627	$5,459	0.43%
NOW deposit accounts	1,105,919	1,157	0.14%	1,199,306	1,366	0.15%
Savings deposits	1,269,723	550	0.06%	1,272,452	543	0.06%
Time deposits	929,819	11,843	1.70%	847,899	7,799	1.23%
Total interest bearing deposits	$5,218,033	$29,805	0.76%	$5,013,284	$15,167	0.40%
Short-term borrowings	607,155	7,986	1.76%	728,627	7,421	1.36%
Long-term debt	80,162	1,391	2.32%	82,372	1,359	2.21%
Junior subordinated debt	101,196	3,404	4.50%	101,196	3,030	4.00%
Total interest bearing liabilities	$6,006,546	$42,586	0.95%	$5,925,479	$26,977	0.61%
Demand deposits	2,332,965			2,303,751
Other liabilities	166,537			113,443
Stockholders' equity	1,055,375			972,316
Total liabilities and stockholders' equity	$9,561,423			$9,314,989
Net interest income (FTE)		$235,690			$228,226
Interest rate spread			3.31%			3.38%
Net interest margin (FTE) (3)			3.61%			3.57%
Taxable equivalent adjustment		$1,318			$1,472
Net interest income		$234,372			$226,754

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

	2019			2018
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Commercial	$1,317,649	$1,299,784	$1,306,551	$1,291,568	$1,310,262
Commercial real estate	2,033,552	2,025,280	1,943,931	1,930,742	1,902,315
Residential real estate mortgages	1,416,920	1,404,079	1,390,411	1,380,836	1,373,487
Dealer finance	1,195,783	1,189,670	1,191,111	1,216,144	1,229,700
Specialty lending	528,505	519,974	529,144	524,928	521,396
Home equity	452,535	456,754	463,582	474,566	480,761
Other consumer	68,865	67,732	65,582	68,925	69,341
Total loans	$7,013,809	$6,963,273	$6,890,312	$6,887,709	$6,887,262